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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Grey Wolf, Inc. on Form S-3 of our report dated February 8, 2000, relating to the consolidated balance sheets of Grey Wolf, Inc. and Subsidiaries as of December 31, 1999 and 1998 and the related consolidated statements of operations, shareholders' equity comprehensive income, and cashflows for each of the years in the three-year period ended December 31, 1999, which report appears in the December 31, 1999 Annual Report on Form 10-K of Grey Wolf, Inc. and to the reference to our firm under the heading "Experts" in the Prospectus.



                                                             /s/ KPMG LLP
                                                             -------------------
                                                             KPMG LLP



Houston, Texas
July 5, 2000